EXHIBIT 11.1

Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
3 months ended September 30, 2003	9,580,091	9,880,404	$1,756,873	$0.18	$0.18
3 months ended September 30, 2004	9,723,695	10,074,329	$2,853,729	$0.29	$0.28

	Basic		Diluted
3 months ended September 30, 2003
Average Shares Outstanding	9,580,091		9,580,091
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,893
Net Shares from Option - Plan 2			7,307
Options - Plan 3		398,800
Average Option Price		$6.90
Total Exercise Cost		$2,751,720
Shares Repurchased		208,938
Net Shares from Option - Plan 3			189,862
Options - Plan 4		531,328
Average Option Price		$12.12
Total Exercise Cost		$6,439,695
Shares Repurchased		488,967
Net Shares from Option - Plan 4			42,361
Options - Plan 5 - Omnibus		435,601
Average Option Price		$12.22
Total Exercise Cost		$5,323,044
Shares Repurchased		404,180
Net Shares from Option - Plan 5			31,421
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		68,649
Net Shares from Option - EFA Non-qualified			20,601
Options - CGB Qualified		12,482
Average Option Price		$10.62
Total Exercise Cost		$132,559
Shares Repurchased		10,065
Net Shares from Option - CGB Qualified			2,417
Options - CGB Non-Qualified		8,036
Average Option Price		$11.67
Total Exercise Cost		$93,780
Shares Repurchased		7,121
Net Shares from Option - CGB Non-Qualified			915
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		176,017
Net Shares from Option - Moneta			0
Stock Appreciation Rights		64,413
Average SAR Price		$12.06
Total Exercise Cost		$776,821
Shares Repurchased		58,984
Net Shares from SARS			5,429

Gross Shares	9,580,091		9,880,404
Price		$13.17

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the quarter.

	Basic		Diluted
3 months ended September 30, 2004
Average Shares Outstanding	9,723,695		9,723,695
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,364
Net Shares from Option - Plan 2			7,836
Options - Plan 3		289,400
Average Option Price		$7.59
Total Exercise Cost		$2,196,546
Shares Repurchased		151,800
Net Shares from Option - Plan 3			137,600
Options - Plan 4		546,863
Average Option Price		$12.30
Total Exercise Cost		$6,726,415
Shares Repurchased		464,852
Net Shares from Option - Plan 4			82,011
Options - Plan 5 - Omnibus		450,159
Average Option Price		$12.25
Total Exercise Cost		$5,514,448
Shares Repurchased		381,095
Net Shares from Option - Plan 5			69,064
Options - EFA Non-qualified		87,057
Average Option Price		$10.11
Total Exercise Cost		$880,146
Shares Repurchased		60,826
Net Shares from Option - EFA Non-qualified			26,231
Options - CGB Qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		160,204
Net Shares from Option - Moneta			26,292
Stock Appreciation Rights		8,933
Average Stock Appreciation Rights Price		$11.88
Total Exercise Cost		$106,124
Shares Repurchased		7,334
Net Shares from Stock Appreciation Rights			1,599

Gross Shares	9,723,695		10,074,329
Average Market Price		$14.47

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS
9 months ended September 30, 2003	9,554,540	9,861,025	$5,490,343	$0.57	$0.56
9 months ended September 30, 2004	9,681,437	10,005,663	$6,367,196	$0.66	$0.63

	Basic		Diluted
9 months ended September 30, 2003
Average Shares Outstanding	9,554,540		9,554,540
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,867
Net Shares from Option - Plan 2			7,333
Options - Plan 3		400,833
Average Option Price		$6.90
Total Exercise Cost		$2,765,748
Shares Repurchased		209,051
Net Shares from Option - Plan 3			191,782
Options - Plan 4		537,651
Average Option Price		$12.11
Total Exercise Cost		$6,510,954
Shares Repurchased		492,136
Net Shares from Option - Plan 4			45,515
Options - Plan 5 - Omnibus		282,418
Average Option Price		$11.62
Total Exercise Cost		$3,281,697
Shares Repurchased		248,050
Net Shares from Option - Plan 5			34,368
Options - EFA Non-qualified		90,569
Average Option Price		$10.13
Total Exercise Cost		$917,464
Shares Repurchased		69,347
Net Shares from Option - EFA Non-qualified			21,222
Options - CGB Qualified		22,766
Average Option Price		$10.70
Total Exercise Cost		$243,596
Shares Repurchased		18,412
Net Shares from Option - CGB Qualified			4,354
Options - CGB Non-Qualified		12,961
Average Option Price		$11.28
Total Exercise Cost		$146,200
Shares Repurchased		11,051
Net Shares from Option - CGB Non-Qualified			1,910
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		175,219
Net Shares from Option - Moneta			0
Stock Appreciation Rights		66,426
Average SAR Price		$11.99
Total Exercise Cost		$796,448
Shares Repurchased		60,200
Net Shares from SARS			0

Gross Shares	9,554,540		9,861,025
Price		$13.23

Moneta options and Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the nine months ended September 30, 2003.

	Basic		Diluted
9 months ended September 30, 2004
Average Shares Outstanding	9,681,437		9,681,437
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,505
Net Shares from Option - Plan 2			7,695
Options - Plan 3		328,216
Average Option Price		$7.37
Total Exercise Cost		$2,418,952
Shares Repurchased		171,557
Net Shares from Option - Plan 3			156,659
Options - Plan 4		554,640
Average Option Price		$12.30
Total Exercise Cost		$6,822,072
Shares Repurchased		483,835
Net Shares from Option - Plan 4			70,805
Options - Plan 5 - Omnibus		456,068
Average Option Price		$12.26
Total Exercise Cost		$5,591,394
Shares Repurchased		396,553
Net Shares from Option - Plan 5			59,515
Options - EFA Non-qualified		88,514
Average Option Price		$10.12
Total Exercise Cost		$895,762
Shares Repurchased		63,529
Net Shares from Option - EFA Non-qualified			24,985
Options - CGB Qualified		665
Average Option Price		$11.67
Total Exercise Cost		$7,761
Shares Repurchased		550
Net Shares from Option - CGB Qualified			115
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		164,407
Net Shares from Option - Moneta			0
Stock Appreciation Rights		27,774
Average Stock Appreciation Rights Price		$11.84
Total Exercise Cost		$328,844
Shares Repurchased		23,322
Net Shares from Stock Appreciation Rights			4,452

Gross Shares	9,681,437		10,005,663
Average Market Price		$14.10

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the nine months ended September 30, 2004.

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